Exhibit 99.1

Overseas Shipholding Group, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Financial Statements (Unaudited)

The accompanying pro forma condensed consolidated financial statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of Overseas Shipholding Group, Inc. (the "Company" or "OSG").  The pro forma consolidated balance sheet as of June 30, 2005 has been prepared as if the sale of seven tankers (consisting of three VLCCs and four Aframaxes) to and their time charter back from Double Hull Tankers, Inc. ("DHT") in connection with the initial public offering of DHT common stock closed on June 30, 2005.  The pro forma consolidated statements of operations for the year ended December 31, 2004 and six months ended June 30, 2005 have been prepared as if the acquisition of Stelmar Shipping Ltd. ("Stelmar") and the sale of seven tankers to and their time charter back from DHT closed on January 1, 2004.

These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates.  Additionally, future results may vary significantly from the results reflected in the pro forma consolidated statements of operations due to changes in rates, future transactions and other factors.  These statements should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended December 31, 2004 included in our 2004 Form 10-K, and our unaudited consolidated financial statements and related notes for the six months ended June 30, 2005 included in our Form 10-Q for the quarter ended June 30, 2005.

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEET DOLLARS IN THOUSANDS AS OF JUNE 30, 2005

	OSG	DHT Pro Forma Adjustments		Pro Forma

ASSETS
Current Assets:
Cash and cash equivalents	$ 154,617	$ -		$ 154,617
Voyage receivables	101,871			101,871
Other current assets	60,237			60,237
Total Current Assets	316,725	-		316,725
Capital Construction Fund	283,136			283,136
Vessels and Vessels under Capital Leases, net	2,797,069	(347,640)	A	2,449,429
Investments in Joint Ventures	77,057	168,000	B	245,057
Other Assets	98,010	(4,111)	A	93,899
Total Assets	$3,571,997	$ (183,751)		$ 3,388,246

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable and sundry liabilities	$ 105,809	$ -		$ 105,809
Short-term debt and current installments of long-term debt	63,400	(5,200)	C	58,200
Total Current Liabilities	169,209	(5,200)		164,009
Long-term Debt, including Capital Leases	1,566,287	(405,432)	C, E	1,160,855
		(1,948)	E
Deferred Federal Income Taxes and Other Liabilities	148,409	228,829	D	375,290
Total Liabilities	1,883,905	(183,751)		1,700,154

Shareholders' Equity	1,688,092	-		1,688,092
Total Liabilities and Shareholders' Equity	$3,571,997	$ (183,751)		$3,388,246

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS FOR THE YEAR ENDED DECEMBER 31, 2004

	OSG	Stelmar Pro Forma Adjustments	Combined	DHT Pro Forma Adjustments		Pro Forma
Total Shipping Revenues	$ 810,835	$ 260,502	$1,071,337	$ 15,460	I	$1,086,797
Voyage expenses	(21,254)	(17,808)	(39,062)			(39,062)
Time Charter Equivalent Revenues	789,581	242,694	1,032,275	15,460		1,047,735
				2,348	J
				17,762	F
Total Ship Operating Expenses	(325,801)	(160,271)	(486,072)	(57,176)	H	(523,138)
Income from Vessel Operations	463,780	82,423	546,203	(21,606)		524,597
Equity in Income of Joint Ventures	45,599	-	45,599	21,272	G	66,871
Operating Income	509,379	82,423	591,802	(334)		591,468
Other Income/(Expense)	45,781	(1,688)	44,093			44,093
Interest Expense	(74,146)	(28,166)	(102,312)	19,987	K	(82,325)
(Provision)/Credit for Federal Income Taxes	(79,778)	-	(79,778)			(79,778)
Net Income	$ 401,236	$ 52,569	$ 453,805	$ 19,653		$ 473,458

Weighted Average Number of Common Shares Outstanding:
Basic	39,113,040					39,113,040
Diluted	39,176,253					39,176,253

Per Share Amounts:
Basic net income	$10.26					$12.10
Diluted net income	$10.24					$12.09

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS FOR THE SIX MONTHS ENDED JUNE 30, 2005

	OSG	Stelmar Pro Forma Adjustments	Combined	DHT Pro Forma Adjustments		Pro Forma
Total Shipping Revenues	$ 513,791	$ 18,075	$ 531,866	$ 7,729	I	$ 539,595
Voyage expenses	(18,006)	-	(18,006)			(18,006)
Time Charter Equivalent Revenues	495,785	18,075	513,860	7,729		521,589
				1,137	J
				9,081	F
Total Ship Operating Expenses	(247,881)	(9,607)	(257,488)	(29,425)	H	(276,695)
Income from Vessel Operations	247,904	8,468	256,372	(11,478)		244,894
Equity in Income of Joint Ventures	30,337	-	30,337	11,138	G	41,475
Operating Income	278,241	8,468	286,709	(340)		286,369
Other Income/(Expense)	44,970	325	45,295			45,295
Interest Expense	(48,400)	(1,543)	(49,943)	9,911	K	(40,032)
(Provision)/Credit for Federal Income Taxes	4,269	-	4,269			4,269
Net Income	$ 279,080	$ 7,250	$ 286,330	$ 9,571		$ 295,901

Weighted Average Number of Common Shares Outstanding:

Basic	39,441,276					39,441,276
Diluted	39,505,969					39,505,969

Per Share Amounts:
Basic net income	$ 7.08					$ 7.50
Diluted net income	$ 7.06					$ 7.49

Overseas Shipholding Group, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

Note 1 - Basis of Presentation:

On January 20, 2005, the Company acquired 100% of the common stock of Stelmar, a leading provider of petroleum product and crude oil transportation services. The operating results of Stelmar have been included in the Company's financial statements commencing January 21, 2005. Holders of Stelmar's common stock received $48.00 per share in cash for an aggregate consideration of approximately $844 million.  Taking into account the assumption of Stelmar's outstanding debt, the total purchase price was approximately $1.35 billion.  The Company funded the acquisition and the refinancing of Stelmar's debt with $675 million of borrowings under new credit facilities and $675 million of cash and borrowings under long-term credit facilities in existence as of December 31, 2004.

On October 12, 2005, in connection with the initial public offering of DHT (which, until such offering, was a wholly-owned subsidiary of OSG), the Company and DHT established the purchase price for the seven vessels that subsidiaries of the Company agreed to sell to subsidiaries of DHT (the "DHT Subsidiaries") pursuant to Memoranda of Agreement dated September 20, 2005. The total purchase price consisted of $412.6 million in cash and 14 million shares of DHT common stock, representing 46.7% of DHT after the public offering. The initial public offering price for a share of DHT common stock was $12.00. On October 18, 2005, the subsidiaries of DHT completed the purchase of the seven vessels, consisting of three VLCCs and four Aframax tankers, and time chartered the vessels to subsidiaries of the Company for periods of five to six and one-half years with renewal options up to an aggregate of an additional five to eight years depending on the vessel.

The accompanying pro forma condensed consolidated financial statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of the Company.  The pro forma consolidated balance sheet as of June 30, 2005 has been prepared as if the sale of seven tankers to and their time charter back from DHT closed on June 30, 2005.  The pro forma consolidated statements of operations for the year ended December 31, 2004 and six months ended June 30, 2005 have been prepared as if the acquisition of Stelmar and the sale of the seven tankers to and their time charter back from DHT closed on January 1, 2004.

These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates.  Additionally, future results may vary significantly from the results reflected in the pro forma consolidated statements of operations due to changes in rates, future transactions and other factors.

Note 2 - Pro forma adjustments for the Stelmar acquisition:

To reflect the effect of the purchase of Stelmar, amounts are based on historically reported numbers adjusted to (i) record increased depreciation of vessels related to purchase price accounting; (ii) record interest expense on additional debt ($344 million) incurred to fund the acquisition, net of savings caused by the refinancing of assumed debt ($514 million) and a reduction in the applicable margin; and (iii) eliminate costs related to the acquisition of Stelmar that were included in general and administrative expenses in 2004.

Note 3 - Pro forma adjustments for the sale of seven tankers to DHT and their time charter back from DHT. Details of the pro forma adjustments related to the sale of the seven tankers to DHT are as follows:

(A) Removal of vessels and unamortized balance of deferred drydock costs, at book value, on the assumed transaction date (June 30, 2005).

(B) Receipt of 46.7% equity stake in DHT as partial payment for vessels (14,000,000 shares at initial offering price of $12.00 per share).

(C) Prepayment of debt ($412,580,000) with net cash proceeds. Proceeds first applied against a secured facility on two of the vessels sold to DHT, with the balance applied against unsecured revolving credit facilities.

(D) Deferred gain is equal to excess of sale price over book value and is amortized over the life of the initial charter periods, on a vessel-by-vessel basis, as a reduction of charter hire expense.

(E) Loss realized on unwind of swap on underlying secured debt that was repaid as a result of this transaction, previously included in other comprehensive income.

(F) Reduction in depreciation and amortization on the seven vessels sold to DHT.

(G) The adjustment to equity in income of joint ventures is equal to 46.7% of DHT's estimated income for the year ended December 31, 2004 and the six months ended June 30, 2005 based on the assumption that the transaction had closed on January 1, 2004.

(H) Charter hire expense, net of amortization of deferred gain. The amounts for the year ended December 31, 2004 and the six months ended June 30, 2005 include additional hire calculated based on rates earned by the respective vessels in such periods.

(I) Recognition of management fee income to manage the seven vessels in accordance with the terms of the ship managements agreements. Such fees are fixed for the first two years of the agreements.

(J) Reduction in vessel expenses (vessel insurance and vessel taxes) for costs that are the direct responsibility of DHT.

(K) Interest savings on debt repayment. Interest rates are based on the swapped rate for the secured debt and LIBOR plus a margin at the date of the transaction for the unsecured revolving credit facilities being repaid. A change in the interest rates of 12.5 basis points would change the pro forma adjustment by $407,000 for the year ended December 31, 2004 and $202,000 for the six months ended June 30, 2005.